Exhibit 10.47

VORNADO REALTY TRUST

FORM OF 2026 LONG-TERM PERFORMANCE PLAN LTIP UNIT AWARD AGREEMENT
2026 LONG-TERM PERFORMANCE PLAN LTIP UNIT AWARD AGREEMENT made as of the date set forth on Schedule A hereto between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary VORNADO REALTY L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), VORNADO MANAGEMENT CORPORATION, a Delaware corporation (the “Employer Entity”) and the party listed on Schedule A (the “Grantee”).
RECITALS
A.    The Grantee is an employee of the Employer Entity and provides services to the Partnership.
B.    The Compensation Committee (the “Committee”) of the Board of Trustees of the Company (the “Board”) approved this and other 2026 performance-based LTIP unit (“2026 PB LTIP”) awards pursuant to the Company’s 2023 Omnibus Share Plan, as amended (as amended, restated and supplemented from time to time, the “2023 Plan”) to provide certain key employees of the Company or its Affiliates, including the Grantee, in connection with their employment or other service relationship with the incentive compensation described in this Award Agreement (this “Agreement”) and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Affiliates, including the Partnership. 2026 PB LTIP awards were approved by the Committee pursuant to authority delegated to it by the Board, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for the Company’s Common Shares reserved for issuance under the 2023 Plan, or in the event the 2023 Plan has been replaced by a successor equity plan prior to the date of issuance of such Common Shares, under such successor equity plan (the 2023 Plan and any such successor plan, as each may be amended, modified or supplemented from time to time, are collectively referred to herein as the “Share Plan”). This Agreement evidences one award (this “Award”) in a series of substantially identical 2026 PB LTIP awards and is subject to the terms and conditions set forth herein and in the Partnership Agreement (as defined herein).
NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
1.Administration. This Award and all other 2026 PB LTIP awards shall be administered by the Committee, which in the administration of the 2026 PB LTIP awards and this Award shall have all the powers and authority it has in the administration of the Share Plan as set forth in the Share Plan; provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects. The Committee, in its sole and absolute discretion, may at any time make any provision for lapse of forfeiture restrictions and/or accelerated vesting under this Agreement of some or all of the Grantee’s unvested Award LTIP Units that have not previously been forfeited.
2.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Share Plan.
“2026 PB LTIP” has the meaning set forth in the Recitals of this Agreement.
“Absolute TSR” means, for the period for which the calculation is being tested, the Company’s total annual return (expressed as a percentage) calculated by dividing (i) the difference obtained by subtracting (1) the Baseline Value from (2) the sum of (a) the highest Common Share Price among those calculated for every Averaging Period ending on a day within the period of ninety (90) consecutive days immediately preceding the Final Valuation Date; plus (b) an amount equal to the sum of the total dividends and other distributions actually declared or paid between the Effective Date and the Final Valuation Date (excluding dividends and distributions paid in the form of additional Common Shares or Units so long as the sum of all such in-kind dividends and distributions are reflected in the Baseline Value and the Common Share Price throughout the TSR Performance Period) so long as the “ex-dividend” date with respect thereto falls prior to the Final Valuation Date, in respect of Common Shares and Class A Units by (ii) the Baseline Value. To avoid double-counting, appropriate adjustments to Absolute TSR shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other similar events that occur during such period.
“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
“Averaging Period” means a period of thirty (30) consecutive trading days ending on, and including, the date as of which the Common Share Price, Operational Unit TSR Modifier, Peer Relative TSR or Relative Unit TSR Modifier, as applicable, is determined (or, if such date is not a trading day, the most recent trading day immediately preceding such date).
“Award LTIP Units” has the meaning set forth in Section 3.
“Award Partnership Units” has the meaning set forth in Section 7.
“Baseline Value” means (A) with respect to the Company, $27.38 and (B) with respect to any Peer Company, the price of one share of such company’s common equity on the date immediately preceding the first day of the TSR Performance Period.
“Cause” for termination of the Grantee’s Continuous Service for purposes of Section 3 and Section 4 means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “cause” is defined therein, then “cause” shall have the meaning set forth in such Service Agreement; or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination or the Grantee’s Service Agreement does not define “cause” or a substantially equivalent term, then “cause” shall mean: (i) conviction of, or plea of guilty or nolo contender to, a felony pertaining or otherwise relating to his or her employment with the Company or an Affiliate; or (ii) willful misconduct that is materially economically injurious to the Company or any of its Affiliates, in each case as determined in the Company’s sole discretion.
“Change in Control” means:
(i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee; or
(ii)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) (I) any of the partners (as of the Effective Date) in Interstate Properties (“Interstate”) including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the “Interstate Partners”), (II) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (III) any “group” (as described in Rule 13d-5(b)(i) under the Exchange Act) including the Interstate Partners (the persons in (I), (II) and (III) shall be individually and collectively referred to herein as, “Interstate Holders”); or
(iii)    the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (A) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Interstate Holders or the Company’s shareholders immediately prior to any such Business Transaction, and (B) no person (other than the persons set forth in clauses (A), (B), (C), or (E) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or
(iv)    Board approval of a liquidation or dissolution of the Company, unless the common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s Company Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to the Grantee under this Agreement.
“Class A Units” has the meaning set forth in the Partnership Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Shares” means the Company’s common shares of beneficial interest, par value $0.04 per share.
“Common Share Price” means, as of a particular date, (A) with respect to the Company, the average of the Fair Market Value of one Common Share over the applicable Averaging Period; provided, however, that if such date is the date of the Public Announcement of a Transactional Change in Control, the Common Share Price as of such date shall be equal to the fair market value, as determined by the Committee, of the total consideration payable in the transaction that ultimately results in the Transactional Change in Control for one Common Share and (B) with respect to any Index Company or Northeast Peer Company, the average closing price of the common equity of such company on the New York Stock Exchange, The NASDAQ Stock Market, Inc. or another national securities exchange or an established securities market over the same Averaging Period for which the Company’s Common Share Price is to be determined or, if such date is the date of the Public Announcement of a Transactional Change in Control, the closing price of the common equity of such company on such exchange as of such date.
“Comparable FFO” means the Company’s comparable funds from operations on a per share and diluted basis, as reflected in the Company’s public filings, which public filings may reflect adjustments for comparability between periods, and subject to adjustment by the Committee for the impact of one or more of the following factors: (i) any future changes in accounting principles or Board of Governors of the National Association of Real Estate Investment Trusts’  definition of funds from operations, (ii) unbudgeted, material acquisitions or dispositions, (iii) special equity or cash grants to employees that are materially larger than the Company’s typical annual equity and cash compensation grants, including any one-time and/or retention grants, or (iv) ground lease catch-up payments relating to prior fiscal periods.
“Continuous Service” means the continuous service, without interruption or termination, as an employee, director, trustee, manager or member of, or [with the approval of the committee,] consultant or advisor to the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of: (A) any approved leave of absence; (B) transfers among the Company and any Affiliate, or any successor, in any capacity of trustee, director, employee, manager, member, or with the approval of the Committee, consultant or advisor; or (C) any change in status as long as the individual remains in the service of the Company or any Affiliate of the Company in any capacity of employee, director, trustee, manager, member or similar function of, or (if the Committee specifically agrees that the Continuous Service is not uninterrupted) a consultant or advisor. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. Subject to the preceding sentence, whether a termination of Continuous Service shall have occurred for purposes of this Agreement shall be determined by the Committee, which determination shall be final, binding and conclusive.
“Disability” means: (A) if the Grantee is a party to a Service Agreement immediately prior to the applicable event, and “disability” is defined therein, then “disability” shall have the meaning set forth in such definition; or (B) if the Grantee is not party to a Service Agreement immediately prior to such event or the Grantee’s Service Agreement does not define “disability” or a substantially equivalent term, then “disability” shall mean a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.
“Dividend Payment” means, as of a particular date, for each distribution declared and paid on one Class A Unit between the Effective Date and such date (excluding dividends and distributions paid in the form of additional Common Shares and Class A Units unless adjustment is otherwise made pursuant to Section 8 hereof) the amount of such distribution.
“Earned Distribution LTIP Units” has the meaning set forth in Section 3(p) of this Agreement.
“Earned LTIP Units” has the meaning set forth in Section 3(p) of this Agreement.
“Earned Operational LTIP Units” has the meaning set forth in Section 3(e) of this Agreement.
“Earned Performance LTIP Units” has the meaning set forth in Section 3(p) of this Agreement.
“Earned Relative LTIP Units” has the meaning set forth in Section 3(n) of this Agreement.
“Effective Date” means March 2, 2026.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Dividend Common Share Price” means, as of an “ex-dividend” date with respect to a Common Share, (A) the average of the high and low price of the Common Shares as reported by New York Stock Exchange, The NASDAQ Stock Market, Inc. or another national securities exchange or an established securities market, on which the Common Shares are listed, as applicable (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market), on such “ex-dividend” date (or if there is no such reported high and low price, the Ex-Dividend Common Share Price shall be the average of the highest bid and lowest asked prices on such “ex-dividend” date) or, if no sale of Common Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (B) if the Common Shares are not listed on such an exchange, quoted on such system or traded on such a market, Ex-Dividend Common Share Price of the Common Share shall be the value of the Common Shares as determined by the Committee in good faith in a manner consistent with Code Section 409A.
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that with respect to a Common Share “Fair Market Value” means the value of such Common Share determined as follows: (A) if on the determination date the Common Shares are listed on the New York Stock Exchange, The NASDAQ Stock Market, Inc. or another national securities exchange or is publicly traded on an established securities market, the Fair Market Value of a Common Share shall be the closing price of the Common Shares on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (B) if the Common Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value of the Common Share shall be the value of the Common Shares as determined by the Committee in good faith in a manner consistent with Code Section 409A.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
“Final Valuation Date” means the earliest of: (A) March 2, 2029; or (B) in the event of a Change in Control that is not a Transactional Change in Control, the date on which such Change in Control shall occur; or (C) in the event of a Transactional Change in Control and subject to the consummation of such Transactional Change in Control, the date of the Public Announcement of such Transactional Change in Control.
“Good Reason” for termination of the Grantee’s employment for purposes of Section 3 and Section 4 means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “good reason” or a substantially equivalent term is defined therein, then “good reason” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination or the Grantee’s Service Agreement does not define “good reason” or a substantially equivalent term, then “good reason” shall mean: (i) the assignment to the Grantee of duties materially and adversely inconsistent with the Grantee’s status as of the Effective Date or a material and adverse alteration in the nature of the Grantee’s duties, responsibilities or authority; (ii) a reduction in the Grantee’s base salary; or (iii) a relocation of the Grantee’s own office location to a location more than thirty (30) miles from its location as of the Effective Date.

“Initial Earned Peer Relative TSR Amount” has the meaning set forth in Section 3(k) of this Agreement.
“Initial Earned Operational Amount” has the meaning set forth in Section 3(b) of this Agreement.
“LTIP Units” means LTIP Units, as such term is defined in the Partnership Agreement.
“Non-Adjustable Operational LTIP Units” has the meaning set forth in Section 6(b) of this Agreement.
“Operational LTIP Units” means the Award LTIP Units set forth as Operational LTIP Units in Schedule A that may be earned based on the Operational Performance Metrics and Absolute TSR pursuant to Section 3 of this Agreement.
“Operational Performance Metrics” has the meaning set forth in Section 3(b) of this Agreement.
“Operational Performance Period” means the period of time from January 1, 2026 to the earliest of (A) December 31, 2027; or (B) in the event of a Change in Control that is not a Transactional Change in Control, the date on which such Change in Control shall occur; or (C) in the event of a Transactional Change in Control and subject to the consummation of such Transactional Change in Control, the date of the Public Announcement of such Transactional Change in Control.
“Operational Unit TSR Modifier” means the amount determined to be the Operational Unit TSR Modifier based on Absolute TSR over the TSR Performance Period in accordance with Section 3(d) of this Agreement and the table set forth in Section 2 of Schedule B.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 20, 1997, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.
“Partnership Units” has the meaning set forth in the Partnership Agreement.
“Peer Companies” means BXP, Inc. (BXP), Brandywine Realty Trust (BDN), Cousins Properties Inc. (CUZ), Douglas Emmett Inc. (DEI), Empire State Realty Trust (ESRT), Highwoods Properties Inc. (HIW), JBG Smith (JBGS), Kilroy Realty Corp. (KRC), Piedmont Realty Trust (PDM) and SL Green Realty Corp. (SLG), provided that in the event any such company ceases to be listed on the New York Stock Exchange, The NASDAQ Stock Market, Inc. or another national securities exchange or publicly traded on an established securities market during the TSR Performance Period, it shall no longer be deemed to be a Peer Company.

“Peer Relative TSR” means, for the period for which the calculation is being tested, the percentile rank of the Company’s Total Return during such period as determined by dividing (a) the sum of (i) 100% minus the percentage of Peer Companies with a Total Return greater than the Company, plus (ii) the percentage of Peer Companies with a Total Return less than the Company, by (b) two, with Total Return prepared on a consistent basis across all companies. For purposes of Peer Relative TSR, the Total Return of each Peer Company shall be calculated in the same manner as Total Return is calculated for the Company. The Committee may compute the Peer Relative TSR in a manner different from that set forth above to the extent deemed appropriate by the Committee in order to ensure such consistency and is authorized to delegate to a valuation or other expert the performance of adjusted calculations to carry out the foregoing intent.
“Peer Relative TSR LTIP Units” means the Award LTIP Units set forth as Peer Relative TSR LTIP Units in Schedule A that may be earned based on Peer Relative TSR and the Company’s Total Return pursuant to Section 3 of this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).
“Public Announcement” means, with respect to a Transactional Change in Control, the earliest press release, filing with the SEC or other publicly available or widely disseminated communication issued by the Company or another Person who is a party to such transaction which discloses the consideration payable in and other material terms of the transaction that ultimately results in the Transactional Change in Control; provided, however, that if such consideration is subsequently increased or decreased, then the term “Public Announcement” shall be deemed to refer to the most recent such press release, filing or communication disclosing a change in consideration whereby the final consideration and material terms of the transaction that ultimately results in the Transactional Change in Control are announced. For the avoidance of doubt, the foregoing definition is intended to provide the Committee in the application of the proviso clause in the definition of “Common Share Price” with the information required to determine the fair market value of the consideration payable in the transaction that ultimately results in the Transactional Change in Control as of the earliest time when such information is publicly disseminated, particularly if the transaction consists of an unsolicited tender offer or a contested business combination where the terms of the transaction change over time.
“Qualified Termination” has the meaning set forth in Section 4.
“Relative Unit TSR Modifier” means the amount determined to be the Relative Unit TSR Modifier based on Absolute TSR over the TSR Performance Period in accordance with Section 3(m) of this Agreement and the table set forth in Section 4 of Schedule B.
[“Retirement” means: (A) if the Grantee is a party to a Service Agreement immediately prior to such event, and “Retirement” or a substantially equivalent term is defined therein, then “Retirement” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such event and/or the Grantee’s Service

Agreement does not define “Retirement” or a substantially equivalent term, then “Retirement” shall mean the Grantee’s termination of his or her Continuous Service with the Company and its Subsidiaries after attainment of age 65 or attainment of age 60 and completion of twenty (20) years of employment with the Company and/or a Subsidiary.]
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) then in effect between the Grantee, on the one hand, and the Company or one of its Affiliates, on the other hand, as amended or supplemented through such date.
“Shares Amount” has the meaning set forth in the Partnership Agreement.
“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
“Total Return” means, for purposes of determining Peer Relative TSR, the total stockholder return of the Company, or a Peer Company, as applicable, computed using average total stockholder return data (prepared on a consistent basis across all companies) from the first day of the period being tested (using the Baseline Value as the starting stock price) through the last day of such period (using the Common Share Price among those calculated for every Averaging Period ending on a day within the period of ninety (90) consecutive days immediately preceding the Final Valuation Date that results in the highest percentile rank of the Company relative to the Peer Companies, as applicable, as the ending stock price) and assuming contemporaneous reinvestment of dividends. To avoid double-counting, appropriate adjustments to Total Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other similar events that occur during such period.
“Transactional Change in Control” means (A) a Change in Control described in clause (ii) of the definition thereof where the “person” or “group” makes a tender offer for Common Shares, or (B) a Change in Control described in clause (iii) of the definition thereof where the Company is not the Surviving Corporation; provided that if the applicable definition of “Change in Control” (or similar term) in the applicable Service Agreement does not track such clauses (ii) or (iii), then the term “Transactional Change in Control” shall mean a Change in Control meeting the substantive criteria set forth in such clauses, as reasonably determined in good faith by the Committee.
“Transfer” has the meaning set forth in Section 7.
“TSR Performance Period” means the period of time from March 2, 2026 to the earliest of (A) March 2, 2029; or (B) in the event of a Change in Control that is not a Transactional Change in Control, the date on which such Change in Control shall occur; or (C) in the event of a Transactional Change in Control and subject to the consummation of such Transactional Change in Control, the date of the Public Announcement of such Transactional Change in Control.

“Units” means all Partnership Units (as defined in the Partnership Agreement), including LTIP Units, with economic attributes substantially similar to Partnership Units as determined by the Committee that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units; provided that all Units that are not convertible into or exchangeable for Class A Units shall be excluded from the definition of “Units.”
3.LTIP Unit Award; Vesting; Change in Control.
(a)The Grantee is hereby granted this Award consisting of the number of LTIP Units equal to the sum of the Operational LTIP Units, and the Peer Relative TSR LTIP Units set forth on Schedule A hereto (the “Award LTIP Units”), which (i) will be subject to forfeiture to the extent provided in this Section 3 and (ii) will be subject to vesting as provided in Section 3(q) hereof. The Award LTIP Units shall be eligible for vesting following a three-year performance period, except as otherwise provided in Section 4 hereof, based on a combination of (I) the Company’s operational performance during fiscal year 2027 (or a shorter period in certain circumstances as provided herein) as indicated by the calculations required by this Section 3 and (II) the Company’s total shareholder return over a three-year period (or a shorter period in certain circumstances as provided herein) as indicated by the calculations required by this Section 3. Vesting will occur at the times, in the amounts and upon the conditions set forth in this Section 3 and in Section 4, provided that, except as otherwise expressly set forth in this Agreement, the Continuous Service of the Grantee continues through and on each applicable vesting date.
(b)Operational Units. Subject to the provisions of Section 4 below, the portion of the Award consisting of Operational LTIP Units will initially be earned based on the Company’s achievement of an operational performance metric (the “Operational Performance Metric”) during the Operational Performance Period. The Operational Performance Metric is set forth in Section 1 of Schedule B, utilizing linear interpolation for performance between levels. Following the end of the Operational Performance Period, the Committee will determine the “Initial Earned Operational Amount,” which equals the product of (i) the Operational LTIP Units multiplied by (ii) the percentage determined pursuant to the table set forth in Section 1 of Schedule B. The number of Operational LTIP Units ultimately earned will remain subject to adjustment based on Absolute TSR as set forth in Section 3(d) below.
Notwithstanding the foregoing, in the event that the Operational Performance Period ends earlier than it otherwise would have ended due to the occurrence of a Change in Control, the Operational Performance Metric will be deemed to have been achieved at the target level and, as a result, the Initial Earned Operational Amount will equal 50% of the Operational LTIP Units set forth on Schedule A.
(c)As soon as reasonably practicable following the end of the Operational Performance Period, the Committee will in good faith determine the number of Operational LTIP Units that constitute the Initial Earned Operational Amount based upon the Company’s achievement of the Operational Performance Metric set forth above. Upon such determination, any portion of the Operational LTIP Units that can no longer be earned by the Grantee pursuant to the terms and conditions of this Agreement (i.e., the number of Operational LTIP Units set forth on Schedule A, if any, in excess of the Initial Earned Operational Amount) shall thereupon, and with no further action, be forfeited by the Grantee.
(d)Operational Unit TSR Modifier. Subject to Section 3(e) below, the number of Operational LTIP Units that are earned will equal the product of (i) the Initial Earned Operational Amount multiplied by (ii) the algebraic sum of 100% and the Operational Unit TSR Modifier determined in accordance with the table set forth in Section 2 of Schedule B based on Absolute TSR over the TSR Performance Period (with linear interpolation between levels).
(e)As soon as practicable following the end of the TSR Performance Period, the Committee will in good faith determine the Operational Unit TSR Modifier and the number of Operational LTIP Units earned by the Grantee pursuant to Section 3(d) above (the “Earned Operational LTIP Units”), which will equal the product of (i) the Initial Earned Operational Amount multiplied by (ii) the algebraic sum of 100% and the Operational Unit TSR Modifier. No Operational LTIP Units will vest until such determination of the Earned Operational LTIP Units.
(f)In the event that the TSR Performance Period ends earlier than it otherwise would have ended due to the occurrence of a Change in Control, the number of Earned Operational Units will be calculated pursuant to Section 3(d) based on Absolute TSR as of the date of such Change in Control, provided that the percentages set forth in the “Absolute TSR” column of the table set forth in Section 2 of Schedule B corresponding to “Medium” performance and “High” performance shall be prorated by dividing the applicable percentage by the number of whole and fractional years in the TSR Performance Period.
(g)[Reserved].
(h)[Reserved].
(i)[Reserved].
(j)Peer Relative TSR LTIP Units. Subject to 3(l) below, the number of Peer Relative TSR LTIP Units that are initially earned by the Grantee will be determined pursuant to the table set forth in Section 3 of Schedule B based on Peer Relative TSR over the TSR Performance Period (with linear interpolation between levels).
(k)As soon as practicable following the end of the TSR Performance Period, the Committee will in good faith determine the Peer Relative TSR and the number of Peer Relative TSR LTIP Units earned by the Grantee pursuant to Section 3(j) above (the “Initial Earned Peer Relative TSR Amount”). The Initial Earned Peer Relative TSR Amount will remain subject to adjustment based on Absolute TSR as set forth in Section 3(m) below.
(l)In the event that the TSR Performance Period ends earlier than it otherwise would have ended due to the occurrence of a Change in Control, the Initial Earned Peer Relative TSR Amount shall equal the number of Peer Relative TSR LTIP Units that would be earned pursuant to Section 3(j) based on Peer Relative TSR as of the date of the Change in Control without proration of the number of Peer Relative TSR LTIP Units earned.

(m)Relative Unit TSR Modifier. Subject to Section 3(n) below, the number of Peer Relative TSR LTIP Units that are earned will equal the product of (i) the Initial Earned Peer Relative TSR Amount multiplied by (ii) the algebraic sum of 100% and the Relative Unit TSR Modifier determined in accordance with the table set forth in Section 4 of Schedule B based on Absolute TSR over the TSR Performance Period (with linear interpolation between levels).
(n)As soon as practicable following the end of the TSR Performance Period, the Committee will in good faith determine the Relative Unit TSR Modifier and the number of Peer Relative TSR LTIP Units earned by the Grantee pursuant to Section 3(j) above (the “Earned Relative LTIP Units”), which will equal the product of (i) the Initial Earned Peer Relative TSR Amount multiplied by (ii) the algebraic sum of 100% and the Relative Unit TSR Modifier. No Earned Relative LTIP Units will vest until such determination of the Earned Relative LTIP Units.
(o)In the event that the TSR Performance Period ends earlier than it otherwise would have ended due to the occurrence of a Change in Control, the number of Earned Relative Units will be calculated pursuant to Section 3(n) based on the Company’s Absolute TSR as of the date of such Change in Control, provided that the percentages set forth in the “Absolute TSR” column of the table set forth in Section 4 of Schedule B corresponding to “Medium” performance and “High” performance shall be prorated by dividing the applicable percentage by the number of whole and fractional years in the TSR Performance Period.
(p)If the Grantee earns any Award LTIP Units as of the Final Valuation Date pursuant to the calculations set forth in Sections 3(b)-(o) hereof (the “Earned Performance LTIP Units”), then, as of the date on which such Award LTIP Units are earned, the Grantee will also earn an additional number of Award LTIP Units equal to the sum of the following calculations, which will be performed by the Committee (the “Earned Distribution LTIP Units”):
(I)    For each Dividend Payment between the Effective Date and the date as of which such Earned Performance LTIP units are earned, calculate the following number of additional Award LTIP Units:

(W*X)
Z

Where:
W = the sum of (i) the number of Earned Performance LTIP Units earned as of the Final Valuation Date pursuant to Sections 3(b)-(o) hereof, minus (ii) the number of Non-Adjustable Operational LTIP Units, if any, plus (iii) any Earned Distribution LTIP Units earned for any prior Dividend Payment, (iv) appropriately adjusted to the extent that the Shares Amount for one partnership Unit is greater or less than one Common Share;
X = 90% of the Dividend Payment; and
Z = The Ex-Dividend Common Share Price on the “ex-dividend” date for such Dividend Payment.

(II)    Add all the amounts calculated pursuant to (I) above together.
The Earned Distribution LTIP Units shall be added to the sum of the Earned Performance LTIP Units (the “Earned LTIP Units”) and be subject to vesting pursuant to Section 3(q) hereof and to all of the provisions of Section 4 hereof applicable to the other Award LTIP Units that have been earned pursuant to the calculations set forth in Sections 3(b)-(o) hereof. If the total number of Earned LTIP Units is less than the number of Award LTIP Units initially issued to the Grantee, then, immediately following the calculations set forth in this Section 3(p), the amount of such excess (i.e., the difference obtained by subtracting the total number of Earned LTIP Units from the total number of Award LTIP Units) shall thereupon, and with no further action, be forfeited by the Grantee (for the avoidance of doubt, forfeited Award LTIP Units may be, as applicable, Operational LTIP Units, and/or Peer Relative TSR LTIP Units that were not earned based on the calculations set forth in Section 3(b)-(o) hereof, after determination of this number of Earned Distribution LTIP Units pursuant to this Section 3(p)). If the determination of the number of Earned Distribution LTIP Units pursuant to this Section 3(p) causes the total number of Earned LTIP Units to be greater than the number of Award LTIP Units previously issued to the Grantee, then, upon the performance of the calculations set forth in this Section 3(p): (A) the Company shall cause the Partnership to issue to the Grantee, as of the Final Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and Partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Grantee executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership may reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.
(q)The Earned LTIP Units, if any, shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Grantee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:
(i)fifty percent (50%) of the Earned LTIP Units shall become vested on March 2, 2029; and
(ii)fifty percent (50%) of the Earned LTIP Units shall become vested on March 2, 2030.
To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 3(q), the provisions of Schedule A will govern. If the number of the Earned LTIP Units has not yet been determined by the Committee on any vesting date set forth above, then the Earned LTIP Units will vest on the date of such determination; provided that, for avoidance of doubt, continued employment beyond the vesting date listed above will not be required in order for any such vesting to occur.

(r)Any Award LTIP Units that do not become vested pursuant to this Section 3 or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
(s)Upon the occurrence of a Change in Control and the termination of employment of the Grantee with the Company or its Affiliates within twenty-four (24) months of such Change in Control by the Company (or its successor) without Cause or by the Grantee with Good Reason, then the Award LTIP Units that have been earned based on performance as determined pursuant to this Section 3 shall vest immediately (except to the extent that Award LTIP Units have been previously forfeited).
(t)In the event of a Change in Control, the Committee will make any determinations and certifications required by this Agreement and any provisions necessary with respect to the lapse of forfeiture restrictions and/or acceleration of vesting of this Award within a period of time that enables (i) the Grantee to exercise election, voting or other rights in connection with such Change in Control on the same basis as a Class A Unit holder and (ii) the Company to take any action or make any deliveries or payments it is obligated to make hereunder or under the Partnership Agreement not later than the date of consummation of the Change in Control. For avoidance of doubt, in the event of a Change in Control, the performance of all calculations and actions pursuant to Sections 3(b)-3(o) hereof and the exercise of any election, voting or other rights pursuant to this Section 3(t) shall be conditioned upon the final consummation of such Change in Control.
4.Termination of Grantee’s Continuous Service; Death and Disability.
(a)If the Grantee is a party to a Service Agreement and his or her Continuous Service terminates, the provisions of Sections 4(b), 4(c), 4(d), 4(e), 4(f) and 4(g) hereof shall govern the treatment of the Grantee’s Award LTIP Units exclusively, unless the Service Agreement contains provisions that expressly refer to this Section 4(a) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Grantee’s Award LTIP Units upon such termination. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types of termination of the Grantee’s Continuous Service with the Company (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed, or vesting occur with respect to this Award other than as specifically provided in this Section 4. In the event that an entity to which the Grantee provides services ceases to be an Affiliate of the Company, such action shall be deemed to be a termination of the Grantee’s Continuous Service for purposes of this Agreement, provided that the Committee, in its sole and absolute discretion, may make provision in such circumstances for the lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Grantee’s unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event, or determine that the

Grantee’s Continuous Service to the Company or any other of its Affiliates has not been terminated. Notwithstanding any of the foregoing, in the event of any conflict between the provisions of the Grantee’s Service Agreement, if any, and the provisions of this Section 4 with respect to death or Disability, the provisions of such Service Agreement shall govern the treatment of the Grantee’s Award LTIP Units in the event of death or Disability.
(b)In the event of termination of the Grantee’s Continuous Service by (i) the Company without Cause or (ii) the Grantee for Good Reason [, or (iii) the Grantee upon Retirement] (each a “Qualified Termination”) prior to the Final Valuation Date, then the Grantee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the calculations required to determine the Earned LTIP Units and/or the vesting of the Earned LTIP Units, as applicable, with respect to the Grantee only:
(i)the calculations provided in Sections 3(b)-3(o) hereof shall be performed as of the Final Valuation Date as if the Qualified Termination had not occurred; and
(ii)the Grantee’s Earned LTIP Units shall no longer be subject to forfeiture pursuant to Section 3(r) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(q) hereof will apply to the Grantee after the effective date of a Qualified Termination, the Grantee will not have the right to Transfer (as defined in Section 7 hereof) his or her Award LTIP Units or request redemption of his or her Award Partnership Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units would have become vested pursuant to Section 3(q) hereof absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(ii) is to prevent a situation where grantees of 2026 PB LTIP awards who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Partnership Units (through Transfer or redemption) before other grantees of 2026 PB LTIP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(q) hereof.
(c)In the event of Qualified Termination on or after the Final Valuation Date, then all of the Grantee’s unvested Award LTIP Units that have not previously been forfeited pursuant to the calculations set forth in Sections 3(b)-3(o) hereof, but remain subject to time-based vesting pursuant to Section 3(q) hereof as of the time of such Qualified Termination shall no longer be subject to forfeiture pursuant to Section 3(r) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(q) hereof will apply to the Grantee after the effective date of a Qualified Termination, the Grantee will not have the right to Transfer (as defined in Section 7 hereof) his or her Award LTIP Units or request redemption of his or her Award Partnership Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units would have become vested pursuant to Section 3(q) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(c) is to prevent a situation where grantees of 2026 PB LTIP awards who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Partnership Units (through Transfer or redemption) before other grantees of 2026 PB LTIP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(q) hereof.
(d)Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section 4 is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, then, to the extent the Grantee is a “specified employee” under Section 409A of the Code subject to the six-month delay thereunder, any such payments to be made during the six-month period commencing on the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.
(e)In the event of a termination of the Grantee’s Continuous Service as a result of his or her death or Disability prior to the Final Valuation Date, the Grantee will not forfeit the Award LTIP Units, but the following provisions of this Section 4(e) shall apply:
(i)the calculations provided in Sections 3(b)-3(o) hereof shall be performed as of the Final Valuation Date as if the Grantee’s death or Disability had not occurred; and
(ii)100% of the Grantee’s Earned LTIP Units shall no longer be subject to forfeiture pursuant to Section 3(r) hereof and shall automatically and immediately vest as of the Final Valuation Date.
(f)In the event of a termination of the Grantee’s Continuous Service as a result of his or her death or Disability after the Final Valuation Date, 100% of the Grantee’s Earned LTIP Units shall no longer be subject to forfeiture pursuant to Section 3(r) hereof and shall automatically and immediately vest as of such termination date.
(g)In the event of a termination of the Grantee’s Continuous Service other than a Qualified Termination or by reason of death or Disability, all Award LTIP Units except for those that, as of the date at such termination, both (i) have been earned pursuant to the calculations set forth in Sections 3(b)-(o) hereof, and (ii) have vested pursuant to Section 3(q) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.
5.Payments by Award Recipients; Status as Partner. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Agreement. The Grantee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he or she shall have accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified on Schedule A hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement.

6.Distributions.
(a)The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement as modified hereby.
(b)The Distribution Participation Date (as defined in the Partnership Agreement) for any Award LTIP Unit (to the extent provided in Section 6(c) below) shall be (i) the date as of which the Initial Earned Operational Amount is determined with respect to a number of Operational LTIP Units equal to the product of (A) the Initial Earned Operational Amount multiplied by (B) the algebraic sum of 100% and the Operational Unit TSR Modifier corresponding with “Low” performance as set forth in Section 2 of Schedule B hereto (the “Non-Adjustable Operational LTIP Units”) and (ii) the date as of which such Award LTIP Unit is determined to be an Earned LTIP Unit with respect to all other Award LTIP Units, except that if the provisions of Section 4(b) hereof become applicable to the Grantee, the Distribution Participation Date for the Grantee shall be accelerated to the date the calculations provided in Section 3 hereof are performed with respect to the Award LTIP Units that are no longer subject to forfeiture pursuant to Section 4(b) hereof.
(c)Following each applicable Distribution Participation Date, the Grantee shall be entitled to receive one hundred percent (100%) of the same distributions payable with respect to Class A Units on the Award LTIP Units.
(d)Each Award LTIP Unit shall be considered a Special LTIP Unit (as defined in the Partnership Agreement) and as such the: (i) LTIP Unit Initial Sharing Percentage (as defined in the Partnership Agreement) shall be ten percent (10%) and (ii) Award LTIP Units shall not be entitled to receive distributions prior to the applicable Distribution Participation Date. On the applicable Distribution Participation Date, Award LTIP Units shall be entitled to a Special LTIP Unit Distribution (as defined in the Partnership Agreement) to the extent provided in the Partnership Agreement. The Distribution Measurement Date (as defined in the Partnership Agreement) with respect to the Award LTIP Units shall be the Effective Date and all of the Award LTIP Units granted pursuant to this Agreement shall be deemed to have been issued as part of the Same Award (as defined in the Partnership Agreement). In addition, on the Distribution Participation Date for each Non-Adjustable Operational LTIP Unit, the Employer Entity will pay the Grantee, for each such Non-Adjustable Operational LTIP Unit, an amount in cash equal to (i) the product of (A) the per share amount of all dividends declared with respect to the Common Shares with a record date on or after the first day of the TSR Performance Period and before the Distribution Participation Date for such Non-Adjustable Operational LTIP Unit (other than those with respect to which an adjustment was made pursuant to Section 8 hereof) multiplied by (B) the Conversion Factor (as defined in the Partnership Agreement) less (ii) the amount of the Special LTIP Unit Distribution (as defined in the Partnership Agreement) payable with respect to such Non-Adjustable Operational LTIP Unit.
(e)For the avoidance of doubt, after the applicable Distribution Participation Date, Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 3(r) and 4(g) hereof) unvested, shall be entitled to receive the same distributions payable with respect to Class A Units if the payment date for such distributions is after the applicable Distribution

Participation Date, even though the record date for such distributions is before the applicable Distribution Participation Date.
(f)All distributions paid with respect to Award LTIP Units, whether at the rate provided in Sections 6(d) hereof prior to the applicable Distribution Participation Date or at the rate provided in Sections 6(c) hereof after the applicable Distribution Participation Date, shall be fully vested and non-forfeitable when paid, regardless of the fact that the underlying LTIP Units may be subject to forfeiture or have not yet become, or never become, vested pursuant to Sections 3 and 4 hereof.
7.Restrictions on Transfer. Except as otherwise permitted by the Committee, none of the Award LTIP Units granted hereunder nor any of the Partnership Units of the Partnership into which such Award LTIP Units may be converted (the “Award Partnership Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), and the Redemption Right (as defined in the Partnership Agreement) may not be exercised with respect to the Award Partnership Units, provided that, at any time after the date that (a) is [three][one] year[s] after the Award LTIP Units have become vested and (b) is at least two (2) years after the Effective Date, (i) Award LTIP Units or Award Partnership Units may be Transferred to the Grantee’s Family Members by gift or pursuant to domestic relations order in settlement of marital property rights; (ii) Award LTIP Units or Award Partnership Units may be Transferred to an entity in which fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in such entity; and (iii) the Redemption Right may be exercised with respect to Award Partnership Units, and Award Partnership Units may be Transferred to the Partnership or the Company in connection with the exercise of the Redemption Right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, the transferee must agree in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 7 and all Transfers of Award LTIP Units or Award Partnership Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Partnership Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Partnership Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Partnership Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Partnership Units. Except as provided expressly in this Section 7, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
8.Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or significant portion of its assets or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital stock of the Company or any other event that constitutes a change in stock under the terms of the Share Plan shall occur, (iii) any extraordinary dividend or other distribution to holders of Common Shares or Class A Units shall be declared and paid other than in the ordinary course, or (iv) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable or proportionate adjustment in the terms of this Award, this Agreement or the Award LTIP Units to avoid distortion in the value of this Award, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards under the Share Plan or otherwise.
9.Miscellaneous.
(a)Amendment. This Agreement may be amended or modified only with the consent of the Company, the Partnership and the Employer Entity acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company, the Partnership and the Employer Entity to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.
(b)Incorporation of Share Plan; Committee Determinations. The provisions of the Share Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Share Plan, the Share Plan shall govern. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)Status of Award LTIP Units under the Share Plan. This Award and the other 2026 PB LTIP awards constitute awards of OP Units (as defined in the 2023 Plan) by the Company under the 2023 Plan. The Award LTIP Units are interests in the Partnership. The number of Common Shares reserved for issuance under the Share Plan underlying outstanding Award LTIP Units will be determined by the Committee in light of all applicable circumstances, including calculations made or to be made under Section 3 hereof, vesting, capital account allocations and/or balances under the Partnership Agreement, the conversion ratio in effect between LTIP Units and Class A Units and the exchange ratio in effect between Class A Units and Common Shares. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Award Partnership Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Share Plan.

The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.
(d)Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units are subject to restrictions as set forth herein, in the Share Plan, and in the Partnership Agreement.
(e)Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Award LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.
(f)Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of Award LTIP Units. The Grantee agrees that any resale of the shares of Common Shares received upon the exchange of Units into which Award LTIP Units may be converted shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(g)Section 83(b) Election. In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the 2026 PB LTIP awards hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the 2026 PB LTIP awards are awarded to the Grantee.
(h)Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

(i)Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of New York, without giving effect to the principles of conflict of laws of such State.
(j)No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Continuous Service at any time.
(k)Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(l)Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Award LTIP Units or Award Partnership Units are withheld (or returned), the number of Award LTIP Units or Award Partnership Units so withheld (or returned) shall be limited to a number which has a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(m)Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(n)Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(o)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
(p)Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee, the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with Section 409A of the Code.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the 2nd day of March, 2026.

VORNADO REALTY TRUST

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: President and Chief Financial Officer

VORNADO REALTY L.P.

By: Vornado Realty Trust, its general partner

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: President and Chief Financial Officer

VORNADO MANAGEMENT CORPORATION

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: President and Chief Financial Officer

GRANTEE

Name:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of Vornado Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the Section 15.11 “Power of Attorney” thereof), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, of Vornado Realty L.P., as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee):
1.The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units (as defined in the Partnership Agreement).
2.The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner (as defined in the Partnership Agreement) may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of Beneficial Interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator (as defined in the Partnership Agreement) and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the Award LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.
5.(a)    The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption (as defined in the Partnership Agreement) and the Specified Redemption Date (as defined in the Partnership Agreement) and/or the Valuation Date (as defined in the Partnership Agreement) to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
(b)    The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, or (ii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.
7.The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

8.This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name: ______________________

Date: __________ __, 2026

Address of Limited Partner:

_____________________________

_____________________________

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a)    The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Stockholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)    The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)    The Company’s Form 10-Q, if any, for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)    The Partnership Agreement;
(vii)    The Share Plan; and
(viii)    The Company’s Declaration of Trust, as amended.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Grantee, after due inquiry, hereby certifies that for purposes of Rule 506(d) and Rule 506(e) of the Securities Act, he is not subject to any felony or misdemeanor conviction related to any securities matter; any federal or state order, judgment, decree or injunction related to any securities, insurance, banking or U.S. Postal Service matter; any SEC disciplinary or cease and desist order; or any suspension, expulsion or bar related to a registered national securities exchange, national or affiliated securities association or member thereof, whether it occurred or was issued before, on or after September 23, 2013, and agrees that he will notify the Company immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect, including as a result of events occurring after the date hereof.
(iii)    The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.
(iv)    The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Share Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(v)    The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Share Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Share Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(vi)    The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vii)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, trustee, shareholder, agent, or Affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.
(c)    So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
SCHEDULE A TO 2026 PERFORMANCE-BASED LTIP UNIT AWARD AGREEMENT

Date of Award Agreement:	[__________] [__], 2026
Name of Grantee:
Number of LTIP Units Subject to Grant:
Operational LTIP Units:
Peer Relative TSR LTIP Units:
Grant Date:	March 2, 2026

Initials of Company representative: _________

Initials of Grantee: _________

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